SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2005

China Media Networks International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-03858	86-0214815
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
580 2nd Street, Suite 102
Encinitas, CA 92024
(Address of principal executive offices)

(760) 230-2300 x 205
(Registrant’s Telephone Number)

______________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On December 22, 2005 we formed a wholly owned Nevada subsidiary known as CMNW Acquisition Corporation. The sole purpose of forming the subsidiary was to enter into a merger transaction with OrthoSupply Management, Inc., a Delaware corporation, whereby CMNW Acquisition Corporation would merge with and into OrthoSupply Management Corporation, and CMNW Acquisition Corporation, a Nevada corporation, would cease to exist. Following the formation of CMNW Acquisition Corporation, we were issued, via journal entry only, 100 shares of CMNW Acquisition Corporation’s common stock representing 100% of the issued and outstanding common stock of CMNQ Acquisition Corporation.

On December 30, 2005, we closed on the merger transaction between our wholly owned subsidiary, CMNW Acquisition Corporation, OrthoSupply, Thunderbird Global Corporation and Mark L. Baum. Pursuant to the merger, CMNW Acquisition Corporation merged with and into OrthoSupply and a Certificate of Merger and Articles of Merger were filed with the Delaware and Nevada Secretaries of State whereby CMNW Acquisition Corporation, a Nevada corporation ceased to exist and OrthoSupply continued as the surviving Corporation. The shareholders of OrthoSupply exchanged their OrthoSupply securities on a “1 for 1” basis for our substantially identical securities.

Immediately following the consummation of the Merger, OrthoSupply distributed $500,000 in cash to us and we redeemed the 465,241 shares of our common stock held by Thunderbird in exchange for: (a) $500,000 in cash, (b) 600,000 shares of our common stock, and (c) a warrant to purchase an additional 600,000 shares of our common stock in form and substance mutually agreeable to us and Thunderbird.

  Also, pursuant to the merger, Brian Lesperance, the President and Chief Executive Officer of OrthoSupply, was appointed to our board of directors and named as our President, Secretary and Treasurer. Concurrently with Mr. Lesperance’s appointment as all of our officers, Mr. Mark L. Baum resigned from his position as an officer of the company and, effective Jan 13, 2006, Mr. Baum will resign as a director.

The merger between OrthoSupply and our wholly owned subsidiary, CMNW Acquisition Corporation was made pursuant to an agreement between OrthoSupply and several investors, a summary of which follows:

On November 15, 2005, OrthoSupply consummated a Series A Equity Financing pursuant to which OrthoSupply sold and issued to Vicis Capital Master Fund and Midtown Partners & Co., LLC, the “Purchasers,” (i) an aggregate 1,590,000 shares of our Series A Convertible Preferred Stock, par value $0.001 per share, the “Series A Preferred Stock,” at a per share purchase price of $1.00, and (ii) warrants, the “Warrants,” to purchase an aggregate 4,840,000 shares of its common stock, par value $0.001 per share, the “Common Stock,” at a per share exercise price of $1.25 or $1.75, as the case may be (subject to adjustment as provided in the Warrants).

The rights, preferences and privileges of the OrthoSupply Series A Convertible Preferred Stock include the following:

(i)
dividends at a 10% per annum rate, payable (in cash or shares of Common Stock) upon the occurrence of the earlier of a liquidation, conversion or redemption, which dividends are in priority to any dividends payable on other classes of capital stock of the Company;

(ii)
a liquidation preference of $1.00 per share (subject to equitable adjustment) plus accrued and unpaid dividends, which preference is in priority to any liquidation preference on other classes of capital stock of the Company;

(iii)
conversion rights pursuant to which any holder of shares of Series A Preferred Stock, at such holder’s option, may elect to convert such holder’s shares into a number of shares of Common Stock as is equal to the sum of $1.00 (subject to equitable adjustment) plus accrued and unpaid dividends divided by the applicable conversion price (which price (A) shall initially be the lesser of $0.75 or a forty percent (40%) discount to the market price of the Common Stock for the first ten (10) trading days after the Common Stock becomes publicly-traded, and (B) shall be subject to full-ratchet anti-dilution adjustment), provided that the number of shares of Common Stock which any such holder may beneficially own upon conversion of shares of Series A Preferred Stock shall not exceed four and 99/100 percent (4.99%) of the issued and outstanding shares of Common Stock;

(iv)
redemption rights pursuant to which the holders of a majority of the issued and outstanding shares of Series A Preferred Stock may elect, upon a change in control of the company, to cause us to redeem all or a portion of the issued and outstanding shares of Series A Preferred Stock, at a per share price equal to (A) $1.00 (subject to equitable adjustment) plus (B) all accrued and unpaid and declared and unpaid dividends (payable in full within twenty (20) days of receipt of a redemption request); and

(v)
special voting rights pursuant to which OrthoSupply may not take the following actions without the written consent or affirmative vote of the holders of at least fifty percent (50%) of the outstanding “stated value” of the Series A Preferred Stock, voting as a separate class: (A) liquidating, dissolving, winding-up, effectuating any merger, reorganization or recapitalization, (B) purchasing, redeeming or paying or declaring any dividend or making any distribution on any shares of capital stock of the Company other than the Series A Preferred Stock as permitted under OrthoSupply’s Amended and Restated Certificate of Incorporation, (C) effectuating any reclassification or recapitalization or (D) altering or changing the voting or other powers, preferences or other rights, privileges or restrictions of the Series A Preferred Stock.

The rights, preferences and privileges of our Series A Convertible Preferred Stock are substantially similar to the rights, preferences and privileges of OrthoSupply’s Series A Convertible Preferred Stock summarized above.

In connection with the consummation of the Series A Equity Financing, OrthoSupply entered into several agreements which are summarized below:

(i)
under a Investor Rights Agreement, among other things, (A) OrthoSupply granted certain demand registration rights to the investors, (B) at any time when at least $1,000,000 of “stated value” of the Series A Preferred Stock is outstanding, without the affirmative vote or written consent of the holders of fifty percent (50%) of the issued and outstanding shares of Series A Preferred Stock, OrthoSupply is restricted from taking the following actions: (1) issuing equity securities or rights, options or warrants to purchase such equity securities or securities convertible into or exchangeable into or exercisable for such equity securities (not including certain excluded securities set forth in such Investor Rights Agreement), unless same rank junior to the Series A Preferred Stock as to liquidation, dividend and redemption rights (2) making any loan or advance or incurring indebtedness except certain permitted indebtedness not to exceed three million dollars ($3,000,000) in the aggregate, (3) guaranteeing, or permitting any subsidiary to guarantee, any indebtedness except for certain permitted indebtedness, (4) making any distribution or dividend payment unless all accrued dividends on the Series A Preferred Stock have been paid, (5) entering into, or permitting any subsidiary to enter into, any related party transaction (except as set forth in the Investor Rights Agreement), (6) changing our principal business or entering into new lines of business (other than within the medical supply industry) or exiting our current business and (7) effecting any merger, consolidation, liquidation, winding-up or dissolution or sale of any significant assets or any asset or stock acquisition (other than the Reverse Merger), (C) OrthoSupply granted to the Purchasers the preemptive right to purchase our securities in the event that the Company proposes to offer or sell such securities on or prior to November 15, 2006 and (D) OrthoSupply granted to the investors the right to exchange their shares of Series A Preferred Stock for any securities issued by us in any equity financing occurring on or prior to November 15, 2006 pursuant to which the aggregate gross proceeds do not exceed $1,000,000;

(ii)
under a Interim Agreement, among other things, (A) OrthoSupply and its founders agreed to use best efforts to complete a reverse triangular merger, share exchange or similar transaction (the “Reverse Merger”) with an asset-less corporation, a “Reporting Company,” currently reporting under the Securities Exchange Act of 1934, as amended, pursuant to which we will become a wholly-owned subsidiary of the Reporting Company and such founders shall become the controlling stockholders of the Reporting Company and the Purchasers shall be issued shares of Series A Convertible Preferred Stock of the Reporting Company and warrants to purchase shares of common stock of the Reporting Company, in each case containing identical preferences and privileges as are applicable to the Series A Preferred Stock and Common Stock issued to the Purchasers, (B) in the event that the Reverse Merger is not consummated on or prior to 6:00 p.m. E.S.T. on December 31, 2005, OrthoSupply agreed (1) to issue to the Purchasers “penalty warrants” to purchase shares of Common Stock, which warrants shall be exercisable for a number of shares equal to one hundred percent (100%) of the shares of Common Stock issuable upon exercisable of the Warrants (other than those Warrants issued to Midtown Partners & Co., Inc. for an aggregate 600,000 shares of Common Stock (the “BD Warrants”)), and (2) for each subsequent thirty (30) day period after December 31, 2006 that OrthoSupply has not effected the Reverse Merger, to issue to the Purchasers penalty warrants to purchase shares of Common Stock, which warrants shall be exercisable for a number of shares equal to one and 50/100 percent (1.5%) of the shares of Common Stock issuable upon exercisable of the Warrants (other than the BD Warrants), which “penalty warrants” shall cease accruing upon the earlier of the consummation of the Reverse Merger or a registration statement declared effective by Securities and Exchange Commission pursuant to Section 2.1 of the above-referenced Investor Rights Agreement, and (C) in the event that the Reverse Merger is consummated, the parties to the above-referenced Investor Rights Agreement shall enter into a new Investor Rights Agreement containing substantially similar terms and conditions, as well as containing provisions for additional “penalty warrants” to be issued by us to the Purchasers in the event that a registration statement registering certain shares held by the Purchasers is not declared effective by the Securities and Exchange Commission; and

(iii)
under a Escrow Agreement, among other things, the investors deposited five hundred thousand dollars ($500,000) with the escrow agent party thereto, to be used by OrthoSupply to effect the Reverse Merger and the transactions contemplated thereby.

The Business of OrthoSupply Management, Inc.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks.

There is a limited trading market for our common stock.

Our common stock is traded on the OTC Bulletin board under the symbol “CMNW.OB.” There has been limited trading activity in our common stock recently, and when it has traded, the price has fluctuated widely. We consider our common stock to be “thinly traded” and any last reported sale prices may not be a true market-based valuation of the common stock. A consistently active trading market for our common stock may not develop at any time in the future. Stockholders may experience difficulty selling their shares if they choose to do so because of the illiquid market and limited public float for our common stock. It is possible that even a limited public market for our common stock will not be sustained after the date of this prospectus or at a time at which you may desire to sell your shares.

Trading in our securities could be subject to extreme price fluctuations that could adversely affect your investment.

The market prices for securities of energy related companies, particularly those that are not profitable, have been historically highly volatile. Publicized events and announcements may have a significant impact on the market price of our common stock. In addition, the stock market from time to time experiences extreme price and volume fluctuations which particularly affect the market prices for emerging and energy companies, such as ours, and which are often unrelated to the operating performance of the affected companies.

These broad market fluctuations may adversely affect the ability of a stockholder to dispose of our common stock at a price equal to or above the price at which the common stock was purchased. In addition, in the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which could materially adversely affect our business, financial condition and results of operations.

Our common stock is considered to be a “penny stock” and, as such, the market for our common stock may be further limited by certain SEC rules applicable to penny stocks.

As long as the price of our common stock remains below $5.00 per share or we have net tangible assets of $2,000,000 or less, our shares of common stock are likely to be subject to certain “penny stock” rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations make it more difficult for brokers to sell our shares of our common stock and limit the liquidity of our securities.

Substantial sales of our common stock may impact the market price of our common stock.

Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, could adversely affect the market price of our common stock. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our stockholders will be reduced and the price of our common stock may fall.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

As a result of our intensely competitive industry, we may not gain enough market share to be profitable.

The medical equipment industry is intensely competitive. We have numerous competitors in the United States and elsewhere. Because we are pursuing potentially large markets, our competitors include major, multinational companies. Many of these competitors have greater financial, research and other resources than we do. If we are unable to compete successfully, we may never be able to sell enough products at a price sufficient to permit us to generate profits.

We may not have sufficient funds to operate our business and may not be able to obtain additional financing.

If we do not operate within our budget, we will require additional funds to continue our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition, and results of operations. If we need additional funds, we may seek to obtain them primarily through stock or debt financings. Those additional financings could result in dilution to our stockholders.

We require substantial capital requirements to finance our operations.

We have substantial anticipated capital requirements. Although we believe we have sufficient capital to fund current operations, we may require additional capital for future operations. We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

• cash provided by operating activities;

• available cash and cash investments; and

• capital raised through debt and equity offerings.

Although we believe the funds provided by these sources will be sufficient to meet our anticipated cash requirements, the uncertainties and risks associated with future performance and revenues will ultimately determine our liquidity and our ability to meet anticipated capital requirements.
Issuing preferred stock with rights senior to those of our common stock could adversely affect holders of common stock.

Our charter documents give our board of directors the authority to issue series of preferred stock without a vote or action by our stockholders. The board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock may adversely affect the rights of holders of our common stock. For example, a series of preferred stock may be granted the right to receive a liquidation preference - a pre-set distribution in the event of a liquidation - that would reduce the amount available for distribution to holders of common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As a result, common stockholders could be prevented from participating in transactions that would offer an optimal price for their shares.

Provisions in our corporate documents and Nevada law could delay or prevent a change in control of the company, even if that change would be beneficial to our stockholders.

Certain provisions of our articles of incorporation and bylaws, as amended, together with certain provisions of Nevada law, may delay, discourage, prevent or render more difficult an attempt to obtain control of the company, whether through a tender offer, business combination, proxy contest or otherwise.

We are dependent upon key personnel, the loss of whom could have an adverse effect on our business.

Our success depends to a significant extent upon the performance of certain key employees, the loss of whom could have an adverse effect on our business. Although we have entered into employment agreements with certain employees, we cannot assure you that we will be successful in retaining key employees.

Our Business

The Company provides a turnkey system which enables orthopedic and podiatric practices to dispense an array of durable medical equipment directly to its patients during their office visits. The system, which is transportable to other types of medical practices, also provides billing services, inventory management and insurance verifications.

Our Mission

Using our turnkey RehabPlus™ Solution, to improve quality of care and compliance for all orthopedic and podiatric patients. Our goal is to become the dominant player in the orthopedic and podiatric marketplaces providing a comprehensive program to dispense durable medical equipment directly to patients.

Company History

Our business started in October 2003 as American Orthodics, LLC. We change our name in May 2005 to Orthoflow and again changed our name in January 2005 to Ortho Supply Management, LLC. In August 2005, we formed OrthoSupply Management, Inc. to serve as our holding company. We maintain our corporate headquarters at: OrthoSupply Management, Inc., 237 Cedar Hill Street, Marlboro MA 01752

Employees

We currently have seven employees and are in the process of hiring additional sales, marketing, financial and operations personnel.

Current Clinics

There are currently 11 clinics which have implemented our RehabPlus™ product. TWO clinic in New York, One in Colorado and 8 in Massachusetts. .

Our Market

Our Market is focused upon durable medical equipment (DME) dispensed by orthopedic physicians and podiatrists.

Orthopedic Market Channel

There are over 3200 orthopedic clinics in the United States. Of these, there are over 2500 clinics with six or more physicians and over 1000 with six or less. On average, a clinic sees about 4800 patients annually. At least 10% of those patients will require DME of some kind, which translates into about $620,000 in annual revenue generated per clinic when extrapolated translates into a market of about $2 billion. The dramatic expansion of this subspecialty over the past 20 years has yielded a worldwide market estimated at $12.5 billion with an anticipated compounded annual growth rate of 10% for the next several years.

Stock and Bill Opportunities

Currently, there are existing Stock and Bill programs in over 1,000 clinics nationwide. These programs are expected to generate in excess of $300 million annually for manufacturers of DME. These type of programs are gaining in popularity since they reduce the need for administrative staff in the clinic.1

Orthopedic Practice Demographics

Over 2100 or 67% of all orthopedic practices have between six and seven doctors, which translate to over 2000 clinics. These clinics do not have the administrative capacity to effectively support a high volume DME inventory program. This target market represents over a $100 million opportunity potential.

The distribution of orthopedic surgeons across the U.S. can be broken down into nine major census divisions. Four regions, each of which includes a very populous state or states (California, Florida, Texas, New York, Colorado), dominate the total share of orthopedic surgeons.

Podiatric Market Channel

One in every six (43.1 million) people in the U.S. have foot problems at any given time. Thirty-six (36%) percent regard their foot problems as serious enough to warrant medical attention. It is estimated that more than 75 percent of Americans will experience foot problems of varying degrees of seriousness at one time in their lives. Those who finally seek help will turn to a doctor of podiatric medicine, of which there are about 14,000 practicing in the U.S. (up from 12,985 in 2002-with estimated growth rates ranging from 10-20% by year 2010). Currently, there is one podiatrist for every 20,000 people in the U.S.

At present, American Podiatric Medical Association estimates that 19 percent of the U S. population experiences more than one foot problem a year. This translates into an approximate $16 billion industry.
The cost of foot surgery to correct foot problems from tight-fitting shoes alone is $2 billion a year. If time off from work for the surgery and recovery is included, the cost is $3.5 billion.

A study conducted by the American Orthopedic Foot and Ankle Society found that:

•	Nine out of 10 women are wearing shoes that are too small for their feet.
•	Eight out of 10 women say their shoes are painful.
•	More than seven out of 10 women have developed a bunion, hammertoe, or other painful foot deformity, which will eventually require a surgical procedure.
•	Women are nine times more likely to develop a foot problem because of improper fitting shoes than a man.
•	Nine out of 10 women's foot deformities can be attributed to tight shoes.

Podiatric Outpatient Surgical Opportunities

It is estimated there are over 1.6 million podiatric surgeries each year, with a steady decline of in-patient surgeries for procedures like bunionectomies. For example, in 1993 there were 18,911 in-patient bunionectomies; in 2001, that figure dropped to 10,908, while outpatient bunionectomies/osteotomies rose to 281,000, up from 171,000 in 1996 - an increase of 60%

Just focusing on the 281,000 outpatient surgical procedures, OrthoSupply Management estimates that at least 25% of these procedures will involve the prescription of DME, including at least two or all of the following: walker boot, pain pump, splints, crutches, cryotherapy (a device that can produce both heat and cold therapy) and/or continuous passive motion device, with average reimbursement to the physicians in the $500 - $1,000 range. This translates into a $35 million (at low end) to $70 million recurrent annual DME market opportunity on surgical procedures alone.

Other Podiatric DME Opportunities

We believe that the market opportunity for OrthoSupply relating to non-surgical podiatric patients will be just as large, if not larger than the outpatient surgical opportunity. Currently, most businesses in the foot care field target individuals 50+ years old. This is an important and rapidly growing demographic group. As the Baby Boom generation continues to age, the market for products and services aimed at older people will explode. The U.S. Administration on Aging reports that in 2002, people 65 years or older numbered 35.6 million, or 12 percent of the population. By 2010, that total will reach an estimated 40.2 million, an increase of almost 13 percent. By 2030, there will be about 71.5 million Americans age 65 or older, more than twice their number in 2000, and that age group will make up 20 percent of the population.  OrthoSupply’ s products benefit individuals beyond the older market segment, including children, young adults and diabetics.

Diabetic Opportunity
There are 15.7 million diabetics in the U.S., representing 5.9 percent of the population. There are 798,000 new cases of diabetes diagnosed each year.  Each day approximately 2,200 people are diagnosed with diabetes.  Diabetics often have major problems with their feet that can be prevented with proper foot care, orthotics and/or shoes. The total annual cost for treatment of diabetes is more than $1.1 billion dollars. This cost does not include physicians’ fees, rehabilitation costs, prostheses, time lost from work, and disability payments. Foot disease is the most common complication of diabetes leading to hospitalization. Medicare and most third party payers provide coverage for walker boots and therapeutic footwear such as depth inlay shoes, custom-molded shoes, and shoe inserts for people with diabetes who qualify under Medicare.

The RehabPlus™ Solution

Our RehabPlus™ product provides clinics with a seamless, turnkey solution, allowing physicians to write and fill prescriptions for DME out of their own clinics in a way that complies with the Stark Law and Anti-Kickback Statute. Our solution exceeds service and convenience of current competitive Stock and Bill programs by providing patients the option of filling their DME prescriptions at clinics. It also provides clinics with the option of using the best medical products and devices available, not just products manufactured by the Stock and Bill company serving the clinic.

The biggest advantage for the clinic is that it allows a way to capture referral dollars and creates a recurring revenue stream, year after year, while providing a “valet” service with an in-house Rehab Manager, insurance verification, web-based billing and collecting engine, charge entry and posting.

Provides a new alternative for orthopedic and podiatric surgical practices compared to how these markets are currently served (e.g. pharmacies and traditional stock and bill companies). The following are a few limitations of the current service models:

With pharmacies, patients fill their prescriptions for DME outside of the physician’s office. As a result, (i) both patient service and patient compliance suffer and (ii) the physician does not participate in the DME revenue stream.

With Stock and Bill programs (such as those offered by EBI, DJ Ortho, Hangar), DME is stocked on-site at the clinics. Although these programs help to resolve patient service and compliance issues, all revenues generated by sale of DME flow to the Stock and Bill Companies, not to the clinics. Physicians complain about amount of labor required to manage the program and the lack of revenue to clinic.

Some Physicians attempt to manage their own Stock and Bill programs. However, most of these physicians lack the significant cash outlay to purchase initial inventory, and lack the DME credentials and expertise that are needed to: (i) understand the process of dealing with third-party payers relative to reimbursement; (ii) negotiate with DME vendors; (iii) manage inventory; and (iv) manage their billing and collection systems.

RehabPlus™ Business Model

OrthoSupply sells DME to physicians upon dispensing to the patient and manages the inventory from various suppliers. DME is drop shipped from our suppliers directly to the clinic. OrthoSupply provides a clinic with a leased employee on-site to manage the RehabPlus™ solution. OrthoSupply also provides clinics with a comprehensive web-based billing and collecting system. This system is where the charges are entered and receipts posted.

OrthoSupply bills and collects revenue (electronically) for clinic using the clinic’s provider number and all money collected is deposited directly into the clinic’s lockbox.

Item 1.02  Termination of a Material Definitive Agreement.

Not applicable.

Item 1.03  Bankruptcy or Receivership.

Not applicable.

Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 2.02  Results of Operations and Financial Condition.

Not applicable.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Not applicable.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Not applicable.

Item 2.05  Costs Associated with Exit or Disposal Activities.

Not applicable.

Item 2.06  Material Impairments.

Not applicable.

Section 3 - Securities and Trading Markets

        Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

Not applicable.

Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the merger agreement between our wholly owned subsidiary, CMNW Acquisition Corporation and OrthoSupply Management, Inc., we issued the following securities to the entities and individuals identified below:

Series A Convertible Preferred Stock

Vicis Capital Master Fund		1,500,000
Midtown Partners & Co., LLC		90,000
Nite Capital		110,000

	Total	1,700,000

Common Stock

Patricia Jenkins		11,328,800
John Hallal		3,724,800
Brian Lesperance		1,802,200
Rehab Medicial Holdings LLC		414,419
Robert J. Coffill, Jr.		311,200
Gregory J. Simms		155,200
Midtown Partners & Co.,LLC		680,000
The Mayflower Group		680,000
Thunderbird Global Corporation		600,000

	Total	19,696,619

Warrants		Series A	Series B	Series C

Vicis Capital Master Fund		2,000,000	2,000,000
Midtown Partners & Co., LLC		120,000	120,000
Nite Capital		146,667	146,667
Thunderbird Global Corporation		0	0	600,000

	Totals	2,266,667	2,266,667	600,000

Brokers Warrants		BD-1	BD-2	BD-3	BD-4	BD-5	BD-6

Midtown Partners & Co., LLC		200,000	200,000	200,000	14,667	14,667	14,667

	Totals	200,000	200,000	200,000	14,667	14,667	14,667

Item 3.03  Material Modification to Rights of Security Holders.

On December 15, 2005, our board of directors designated 1,700,000 of our preferred stock as Series A Convertible Preferred Stock. The rights, preferences and privileges of our Series A Convertible Preferred Stock are substantially identical to the rights, preferences and privileges of the Series A Convertible Preferred Stock of OrthoSupply Management, Inc. described in Item 1.01 above.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or
Completed Interim Review.

Not applicable.

Section 5 - Corporate Governance and Management

        Item 5.01  Changes in Control of Registrant.

Immediately following the consummation of the merger described in Item 1.01 above, we redeemed the 465,241 shares of our common stock held by Thunderbird Global Corporation, our controlling shareholder, in exchange for: (a) $500,000 in cash, (b) 600,000 shares of our common stock, and (c) a warrant to purchase an additional 600,000 shares of our common stock in form and substance mutually agreeable to us and Thunderbird. Following the redemption of our common stock held by Thunderbird and the new issuances of our common stock pursuant to the merger, there was a change in control of the company.

 Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.

On December 15, 2005, our board of directors appointed Brian Lesperance to our board of directors and named Mr. Lesperance as all of our officers.

Brian Lesperance is one of our Directors and all of our officers. Prior to coming to our company, Mr. Lesperance was Senior Vice President of Operations and CFO at Endius Corporation, serving the minimally invasive spine surgery market. Prior to his employment at Endius, Mr. Lesperance was Vice President of Operations Finance and Administration Haemonetics Corporation in Braintree, MA. , Haemonetics, a publicly traded company, and a leader in collection, processing and salvage of blood. Prior to this appointment, he held various positions with Haemonetics Corporation including sales, marketing, customer service and field service, including Director of North American Field operations. Mr. Lesperance has held various other operations and finance positions, including Division Controller of the Metallurgical Materials Group at Texas Instruments. Mr. Lesperance holds a B.S. in business administration, with a major in accounting from Bryant College and a M.B.A. with a major in finance from Providence College.

Concurrently with Mr. Lesperance’s appointment as all of our officers, Mr. Mark L. Baum resigned from his position as an officer of the company and, effective Jan 13, 2006, Mr. Baum resigned as a director. Mr. Baum’s resignation as a director of the company was not because of any disagreements with the company on matters relating to its operations, policies and practices.

Item 5.03  Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

      Not applicable.

      Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

      Not applicable.

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code
of Ethics.

          Not applicable.

Section 5.6 - Change in Shell Company Status

      See Item 1.01.

Section 6 - Asset-Backed Securities

        Item 6.01 ABS Informational and Computational Material.

               Not applicable.

        Item 6.02 Change of Servicer or Trustee.

                Not applicable.

         Item 6.03 Change in Credit Enhancement of Other External Support.

                Not applicable.

        Item 6.04 Failure to Make a Required Distribution.

 Not applicable.

        Item 6.05 Securities Act Updating Disclosure.

               Not applicable.

Section 7 - Regulation FD

Item 7.01  Regulation FD Disclosure.

           Not applicable.

Section 8 - Other Events

Item 8.01  Other Events.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Financial Statements of OrthoSupply Management, Inc. a Delaware corporation are attached as Exhibit 99.2.

(b) Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Number	Description

4.1	China Media Networks International, Inc., Series A Convertible Preferred Stock Statement of designations, preferences, privileges, and relative, optional, and other special rights

4.2	Articles of Incorporation of CMNW Acquisition Corporation

4.3	Certificate of Merger

10.1	Agreement and Plan of Merger

21.1	Subsidiaries of China Media Networks International, Inc.

99.2	Financial Statements of OrthoSupply Management, Inc., a Delaware corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

/s/ Brian Lesperance
______________________________________________
By: Brian Lesperance
Its: President